Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Vonage Holdings Corp.

23 Main Street

Holmdel, NJ 07733

We hereby consent to the incorporation by reference in this Amendment No. 1, constituting a part of this Registration Statement of our reports dated February 16, 2011, relating to the consolidated financial statements, the effectiveness of Vonage Holdings Corp.’s internal control over financial reporting, and schedule appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.

/s/ BDO USA, LLP

Woodbridge, NJ

March 24, 2011